Exhibit 10.42

Memorandum on PayPay Card Merchant Agreement

PayPay Card Corporation (“PPCD”), Yahoo Japan Corporation (“Yahoo”), and SB Payment Service Corp. (“SBPS”) agree that the following terms apply preferentially to the Payment Facilitator Agreement with SBPS dated April 26, 2013 which PPCD assumed from Yahoo (the “Original Agreement”), the PayPay Card Merchant Terms (the “Merchant Terms”) and the Online Sales Merchant Rider (“Online Sales Rider”) that apply to the contracts formed when Yahoo or SBPS as Yahoo’s agent makes an offer using the PayPay Card Merchant Application dated September 26, 2022, and PPCD reviews and accepts the offer (the Original Agreement, the Merchant Agreement, and the Online Sales Rider collectively, the “Original Contracts”) in connection with PPCD’s acquisition from Yahoo of Yahoo’s acquiring business as of October 1, 2022, and enter into this memorandum (this ”Memorandum”).

Article 1 Definitions

1.	In this Memorandum, the following terms have the meanings defined below.

(1)	“Customer” means a person who receives of a card, etc. under an agreement on card, etc. delivery entered into with:

(i)	PPCD;

(ii)	a person who has a card, etc. delivery partnership with PPCD that delivers the card, etc. based on the partnership; or

(iii)	a person who is authorized by an International Brand to deliver cards, etc. carrying a credit card number managed by the International Brand that delivers the card, etc. based on the authorization.

(2)

“Card Details” means a credit card number, etc. under Article 35-16, Paragraph 1 of the Installment Sales Act (Act No. 159 of 1961) (credit card number, credit card expiration date, PIN number, or security code).

(3)	“International Brand” means:

(i)	MasterCard Incorporated and its group companies;

(ii)	VISA Incorporated and its group companies; and

(iii)	JCB Co., Ltd. and its group companies.

(4)

“Security Guidelines” means the most recent Credit Card Security Guidelines established by the Credit Transaction Security Council (if the name of such Security Guidelines is changed, to include any standards equivalent to such Security Guidelines that provide for matters that merchants and others are required to follow for the protection of card details, prevention of credit card counterfeiting, and prevention of unauthorized use of credit cards).

(5)	“Credit Sales” means any sale of goods or provision of services purchased using a credit card or other intermediary service.

Article 1-2 (Amendment)

PPCD, Yahoo, and SBPS agree to amend the Original Contracts as follows.

(1)	Merchant Terms

Original	Amended

Article 5 Method of Credit Sales

7. The Merchant shall deliver documents to the Customer containing the matters provided for in Article 30-2-3, Paragraph 4 of the Installment Sales Act and the Ordinance for Enforcement of the Installment Sales Act.

Article 5 Method of Credit Sales

7. The Merchant shall deliver documents to the Customer containing the matters provided for in Article 30-2-3, Paragraph 5 of the Installment Sales Act and the Ordinance for Enforcement of the Installment Sales Act.

(2)	Online Sales Rider

Original	Amended

Article 5 Method of Credit Sales

8. The Merchant shall deliver documents to the Customer containing the matters provided for in Article 30-2-3, Paragraph 4 of the Installment Sales Act and the Ordinance for Enforcement of the Installment Sales Act.

Article 5 Method of Credit Sales

8. The Merchant shall deliver documents to the Customer containing the matters provided for in Article 30-2-3, Paragraph 5 of the Installment Sales Act and the Ordinance for Enforcement of the Installment Sales Act.

Article 2 Restriction on Handling

Yahoo and SBPS shall handle Card Details only when necessary to conduct Credit Sales or for another legitimate reason.

Article 3 Appropriate Management of Card Details

1.

Yahoo and SBPS shall take the necessary measures for the appropriate management of Card Details in accordance with the Installment Sales Act, and handle Card Details with the due care of a prudent manager to prevent the divulgation, loss or damage of the Card Details.

2.	Yahoo and SBPS shall take the measures stipulated in the Security Guidelines for the appropriate management of Card Details.

3.

The specific method and form of the measures taken by Yahoo and SBPS as stipulated in the Security Guidelines for the appropriate management of Card Details pursuant to the provisions of the preceding paragraph (if Yahoo or SBPS delegates the handling of Card Details to a third party, including the method and form of measures taken by the third party as stipulated in the Security Guidelines for the appropriate management of Card Details, or equivalent measures) shall conform with PCI DSS in respect of both Yahoo and SBPS and their subcontractors.

4.

Notwithstanding the preceding paragraph, if there is a risk that the method or form of such measures do not correspond to the measures stipulated in the Security Guidelines due to the advancement of technology, a change in the social environment, or any other reason, or if it is otherwise particularly necessary to change the method or form to prevent divulgation, loss, or damage of Card Details, PPCD may request that the method or form be changed as necessary, and Yahoo and SBPS shall comply with the request.

Article 4 Subcontracting

If Yahoo or SBPS intends to delegate the handling of Card Details to a third party, Yahoo or SBPS shall obtain the prior written consent of PPCD, and:

(1)

confirm that the third party to which the handling of Card Details is delegated (the “Subcontractor”) has the capacity to handle Card Details appropriately in accordance with the obligations provided for in the following item;

(2)	impose obligations on the Subcontractor equivalent to those provided for in Article 3, Paragraphs 1 and 2;

(3)

stipulate in the agreement with the Subcontractor that the Subcontractor shall take measures for the appropriate management of Card Details in the specific method and form provided for in Article 3, Paragraph 3, and that Yahoo or SBPS is entitled to request the Subcontractor to change the method and form in a manner similar to Article 3, Paragraph 4, and that the Subcontractor is obligated to comply with the request;

(4)

provide necessary and appropriate guidance and supervision to the Subcontractor, including checking the status of the handling of Card Details by the Subcontractor periodically or as necessary and causing the Subcontractor to improve handling as necessary;

(5)	stipulate in the agreement with the Subcontractor that the Subcontractor shall not delegate the handling of Card Details to any third party without the prior consent of Yahoo or SBPS;

(6)

stipulate in the agreement with the Subcontractor that in the case of any actual or potential divulgation, loss, or damage of the Card Details handled by Subcontractor on behalf of Yahoo or SBPS, the Subcontractor shall immediately make a report to Yahoo or SBPS in a manner similar to Article 5, and the Subcontractor shall investigate the facts and causes of the incident, formulate a plan to prevent secondary damage and recurrence, and take other measures as necessary and report on the results of those measures to Yahoo or SBPS;

(7)

stipulate in the agreement with the Subcontractor that Yahoo or SBPS has authority equivalent to the authority provided for in Article 9 to investigate the handling of Card Details by the Subcontractor; and

(8)

stipulate in the agreement with the Subcontractor that Yahoo or SBPS may terminate the agreement as necessary if the Subcontractor breaches its obligations with respect to the handling of Card Details.

Article 5 Procedure in Case of Accident

1.	In the event of any actual or potential divulgation, loss, or damage of the Card Details held by Yahoo, SBPS, or the Subcontractor, Yahoo and SBPS shall take the following measures without delay:

(1)	investigate whether any divulgation, loss, or damage has occurred;

(2)

investigate the timing, extent of impact (including identifying the Card Details divulged, lost or damaged), and other facts and causes of any divulgation, loss, or damage confirmed by investigation under the preceding item

(3)	formulate and implement a plan with the necessary and appropriate content to prevent secondary damage and recurrence based on the above findings; and

(4)	make announcements and notify impacted Customers as necessary regarding the facts of the divulgation, loss or damage and the measures to prevent secondary damage.

2.

In the case provided for in the main text of the preceding paragraph, if there is a risk of further Card Details being divulged, lost or damaged, Yahoo and SBPS shall immediately take the necessary measures to isolate Card Details and other related information and otherwise prevent further damage.

3.

In the case provided for in the main text of Paragraph 1, Yahoo and SBPS shall report the fact to PPCD immediately, and report on the following matters with respect to the matters provided for in the items of Paragraph 1 without delay:

(1)	the timing and method of the investigation provided for in Paragraph 1, Items 1 and 2, before the investigation is conducted;

(2)	the progress and findings of the investigation provided for in Paragraph 1, Items 1 and 2;

(3)	the content and schedule for formulating and implementing the plan provided for in Paragraph 1, Item 3;

(4)	the timing, method, scope, and content of the announcement or notice provided for in Paragraph 1, Item 4; and

(5)	other matters requested by PPCD in relation to the above.

4.

If any Card Details held by Yahoo, SBPS, or Subcontractor are divulged, lost, or damaged and Yahoo or SBPS fails to take the measures provided for in Paragraph 1, Item 4 without delay, PPCD may itself notify impacted Customers of the divulgation, loss, or damage without the consent of Yahoo and SBPS.

Article 6 Confirmation of Credit Card Validity

1.

When making Credit Sales, Yahoo and SBPS shall confirm the following matters in accordance with the standards set forth in the Installment Sales Act, with the due care of a prudent manager, and take the measures specified in the Security Guidelines:

(1)	the validity of the notified Card Details; and

(2)	that the Credit Sales do not correspond to fraudulent or otherwise unauthorized use of Card Details (“Unauthorized Use”).

2.	The specific method and form of the measures specified in the Security Guidelines for confirmation under the preceding paragraph is “Card Verification (Security Code).”

3.

Notwithstanding the preceding paragraph, if there is a risk that the method or form of such measures does not correspond to the measures stipulated in the Security Guidelines due to the advancement of technology, a change in the social environment, or any other reason, or if it is otherwise particularly necessary to change the method or form to prevent Unauthorized Use, PPCD may request that the method or form be changed as necessary, and Yahoo and SBPS shall comply with the request.

Article 7 Procedure in Case of Unauthorized Use

1.

If any Credit Sales made by Yahoo or SBPS correspond to Unauthorized Use, Yahoo and SBPS shall conduct the necessary investigations to rectify the situation and prevent recurrence, as necessary and without delay, and formulate and implement a plan with the necessary and appropriate content to rectify the situation and prevent recurrence based on the above findings.

2.

In the case provided for in the preceding paragraph, Yahoo and SBPS shall immediately report the fact to PPCD, and report the investigation findings and the content and schedule for formulating and implementing the plan for rectification and prevention of recurrence provided for in the preceding paragraph to PPCD without delay.

Article 8 Reporting

1.

If any of the following matters changes after the execution of this Memorandum, Yahoo and SBPS shall notify PPCD of the fact and the content of the change by the method designated by PPCD without delay; if Yahoo or SBPS falls under Article 39, Paragraph 2 of the Act on the Use of Numbers to Identify a Specific Individual in Administrative Procedures (Act No. 27 of 2013) and has been designated a new corporate number, the same applies to the new corporate number:

(1)	the name, address and telephone number of Yahoo and SBPS;

(2)

if Yahoo or SBPS is a corporation (including an association or foundation without legal personality that has a designated representative or administrator), the name and date of birth of the representative (or equivalent person) of the corporation;

(3)	the merchandise handled and sales method, or the type of services and method of service provision, of Yahoo and SBPS; and

(4)	any other matters of which PPCD notifies Yahoo and SBPS in advance.

2.	Yahoo and SBPS shall consult with PPCD before changing the specific method or form provided for in Article 3, Paragraph 3 or Article 6, Paragraph 2.

3.	PPCD may request that Yahoo and SBPS provide periodic reports on matters that PPCD separately specifies.

Article 9 Investigation

1. If any of the following events occurs, PPCD or a person who PPCD deems appropriate may conduct an investigation of Yahoo or SBPS to the extent necessary to respond to the event, and Yahoo and SBPS shall comply with the investigation:

(1)	actual or potential divulgation, loss, or damage of the Card Details held by Yahoo, SBPS, or the Subcontractor;

(2)	actual or potential Unauthorized Use in respect of Credit Sales made by Yahoo or SBPS;

(3)	actual or potential breach by Yahoo or SBPS of Article 2 through Article 8 or Article 10; or

(4)	other need for PPCD to conduct an investigation of Yahoo or SBPS under the Installment Sales Act in light of a complaint against Yahoo or SBPS in connection with Credit Sales or similar circumstances.

2. The investigation provided for in the preceding paragraph may be conducted by any of the following methods as necessary:

(1)	written or oral report of the necessary matters;

(2)	submission or presentation by Yahoo or SBPS of documents and other materials concerning measures for appropriate management of Card Details or prevention of Unauthorized Use;

(3)	asking questions and receiving explanations from Yahoo, SBPS, or the Subcontractor or officers or employees thereof; or

(4)	on-site investigation of the operations concerning the handling of Card Details at a facility or equipment used by Yahoo, SBPS, or the Subcontractor to handle Card Details.

3.

Item 4 of the preceding paragraph includes investigations involving the restoration, collection, or analysis of information recorded in computers, network equipment, and other devices that handle Card Details as digital data (digital forensics).

4.

PPCD may charge to Yahoo and SBPS the costs associated with conducting an investigation under Paragraph 1, Item 1 or 2 that newly arise as a result of conducting the investigation. However, Yahoo and SBPS are not liable for the costs of an investigation under Paragraph 1, Item 1 provided that Yahoo and SBPS have complied with their investigation obligations under Article 5, Paragraph 1, Items 1 and 2 and their reporting obligations under Article 5, Paragraph 3, Items 1 and 2, and Yahoo and SBPS are not liable for the costs of an investigation under Paragraph 1, Item 2 provided that Yahoo and SBPS have complied with their investigation obligations under Article 7, Paragraph 1 and their reporting obligations under Article 7, Paragraph 2.

Article 10 Rectification and Improvement Plan

1.

If any of the following events occurs, PPCD may request Yahoo and SBPS to formulate and implement a plan for rectification and improvement of the situation within a set period, and Yahoo and SBPS shall comply with the request:

(1)	Yahoo or SBPS fails to perform its obligations under Article 3, Paragraph 2 or 4 or Article 4, or the Subcontractor actually or potentially breaches its obligations under Article 4, Item 2 or 3;

(2)

any actual or potential divulgation, loss, or damage of the Card Details held by Yahoo, SBPS, or the Subcontractor occurs, and Yahoo or SBPS fails to perform its obligations under Article 5, Paragraph 1, Item 3 within a reasonable period of time;

(3)	Yahoo or SBPS actually or potentially breaches Article 6;

(4)	Unauthorized Use occurs with respect to Credit Sales made by Yahoo or SBPS, and Yahoo or SBPS fails to perform its obligations under Article 7 within a reasonable period of time; or

(5)

PPCD is otherwise obligated under the Installment Sales Act to take necessary measures for rectification and improvement with respect to Yahoo or SBPS in light of a complaint against Yahoo or SBPS in connection with Credit Sales or similar circumstances.

2.

If PPCD requests Yahoo or SBPS to formulate and implement a plan pursuant to the provisions of the preceding paragraph, and Yahoo or SBPS fails to formulate and implement the plan, or PPCD determines that the content of the plan formulated is not sufficient to rectify or improve the causal matter, PPCD may consult with Yahoo and SBPS and request that Yahoo and SBPS present the matters that PPCD considers to be necessary and appropriate for the rectification and improvement (including the timing of implementation) and implement the plan, and Yahoo and SBPS shall comply with the request.

Article 11 Termination for Cause

If Yahoo or SBPS breaches any provision of Article 8 through the preceding Article and fails to perform its obligations despite a demand for cure specifying a reasonable period of time, PPCD may terminate the Original Contracts.

Article 12 Burden of Damage Due to Unauthorized Use

1.

If any Credit Sales made by Yahoo or SBPS correspond to Unauthorized Use, PPCD may refuse to pay advances to Yahoo and SBPS, or demand the return of advances already paid, for the amount pertaining to the Unauthorized Use, unless Yahoo and SBPS have complied with the provisions of Article 6.

2.	The provisions of the preceding paragraph shall not be construed as restricting PPCD’s claim for damages against Yahoo and SBPS or the scope of the claim.

Article 13 Preferential Application of this Memorandum

The Original Contracts apply with respect to any matters not provided for in this Memorandum; if there is any discrepancy between the provisions of the Original Contracts and this Memorandum, this Memorandum shall apply preferentially.

Article 14 Effective Date

The PayPay Card Merchant Application and this Memorandum shall take effect as of October 1, 2022, on the condition that the absorption-type company split agreement between PPCD and Yahoo has taken effect pursuant to the Company Split Agreement dated July 27, 2022.

In witness whereof, this Memorandum is prepared in triplicate, and each party shall affix its name and seal hereto and retain one original. If executed by electronic signature, the parties shall affix their respective electronic signatures to a PDF of this Memorandum, and each party shall retain the file or a copy thereof.

September 30, 2022

PPCD:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Card Corporation

Mitsuhiro Wada, Representative Director

Yahoo:	1-3 Kioicho, Chiyoda-ku, Tokyo

Yahoo Japan Corporation

Takao Ozawa, President and Representative Director

SBPS:	1-7-1 Kaigan, Minato-ku, Tokyo

SB Payment Service Corp.

Tomonori Hotta, Representative Director and Vice President